Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 15, 2018 (the “Closing Date”), Cabot Microelectronics Corporation, a Delaware corporation (the “Company”, or “Cabot Microelectronics”), completed its acquisition of KMG Chemicals, Inc., a Texas corporation (“KMG”).  Pursuant to the merger agreement, Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of the Company, merged with and into KMG, with KMG becoming a direct, wholly owned subsidiary of the Company (the “Merger”).

The following unaudited pro forma condensed combined financial information has been prepared giving the effects of the Merger and the related financing transactions.  It sets forth:

•	Historical consolidated financial information of Cabot Microelectronics as of and for the year ended September 30, 2018, derived from Cabot Microelectronics’ audited consolidated financial statements;
•	Historical consolidated financial information of KMG as of and for the year ended July 31, 2018, derived from KMG’s audited consolidated financial statements;
•
Pro forma adjustments to give effect to Cabot Microelectronics’ acquisition of KMG on Cabot Microelectronics’ consolidated balance sheet as of September 30, 2018, as if the Merger closed on September 30, 2018; and

•
Pro forma adjustments to give effect to Cabot Microelectronics’ acquisition of KMG on Cabot Microelectronics’ consolidated statements of income for the year ended September 30, 2018, as if the Merger closed on October 1, 2017.

Cabot Microelectronics and KMG have different fiscal years.  Cabot Microelectronics’ fiscal year ends on September 30, whereas KMG’s fiscal year ends on July 31.  The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X.

The historical condensed consolidated financial information in the unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Cabot Microelectronics and KMG.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Cabot Microelectronics’ management; however, it is not necessarily indicative of what Cabot Microelectronics’ consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor does it purport to represent Cabot Microelectronics’ consolidated financial position or results of operations for future periods.  This unaudited pro forma condensed combined financial information does not consider any impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisitions or any strategies that management may consider in order to continue to efficiently manage Cabot Microelectronics’ operations.  Future results may vary significantly from the results reflected due to various factors, including those discussed in in Part I, Item 1A entitled "Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

This pro forma condensed combined financial information should be read in conjunction with:

•
Cabot Microelectronics’ audited consolidated financial statements and the related notes thereto as of and for the year ended September 30, 2018 included in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

•	KMG’s audited consolidated financial statements and the related notes thereto as of and for the year ended July 31, 2018 included in Exhibit 99.1 of this Form 8-K/A; and
•	The accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations (“ASC 805”), with Cabot Microelectronics treated as the acquirer, and Article 11 of Regulation S-X, as defined by the SEC.  The following unaudited pro forma condensed combined financial information primarily gives effect to:

•	Application of the acquisition method of accounting in connection with the Merger;
•	Adjustments to reflect financing arrangements entered into in connection with the Merger; and
•	Transaction costs incurred in connection with the Merger.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary valuation derived from the tangible assets and liabilities and intangible assets of KMG as of the close of the Merger.  These preliminary results are based on information available at the time of this filing and are subject to change when the final purchase price allocation is complete.  Cabot Microelectronics believes that the information provides a reasonable basis for estimating the preliminary fair values of assets acquired and liabilities assumed, but certain items may be subject to change.  Cabot Microelectronics expects to finalize the purchase price allocation as soon as practicable, but not later than one-year from the acquisition date of November 15, 2018.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Cabot Microelectronics.  Certain reclassifications have been made to conform the presentation of KMG’s financial information to that of Cabot Microelectronics.

CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(in thousands)

	Historical
	Cabot Microelectronics	KMG
	As of September 30, 2018	As of July 31, 2018	Presentation Reclassification	Notes		Pro Forma Adjustments for Acquisition	Notes		Pro Forma Adjustments for Financing	Notes		Combined Pro Forma
ASSETS:
Cash and cash equivalents	$352,921	$24,436	$—			$(1,251,029)	4	a	$1,043,592	5	a	$169,920
Accounts receivable, net of allowances	75,886	61,895				—						137,781
Other receivables	—	9,943	(9,943)	3	c	—						—
Inventories	71,926	54,218				14,864	4	b				141,008
Prepaid expenses and other current assets	22,048	4,807	9,943	3	c	–			859	5	b	37,657
Total current assets	522,781	155,299	—			(1,236,165)			1,044,451			486,366

Property, plant and equipment, net	111,403	117,101				29,567	4	c				258,071
Goodwill	101,083	233,204				372,186	4	d				706,473
Other intangible assets, net	35,202	300,457				544,343	4	e				880,002
Deferred income taxes	5,840	—	714	3	d	–						6,554
Other long-term assets	4,664	12,373	(714)	3	d	(6,663)	4	f				9,660
Total assets	$780,973	$818,434	$—			$(296,732)			$1,044,451			$2,347,126

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current Liabilities:
Accounts payable	$18,171	$39,005				$—						$57,176
Current portion of long-term debt	—	—				—			7,623	5	c	7,623
Accrued expenses, income taxes payable and other current liabilities	82,983	12,524	7,726	3	e	1,750	4	g				104,983
Employee incentive accrual	—	7,726	(7,726)	3	e	—						—
Total current liabilities	101,154	59,255	—			1,750			7,623			169,782

Long-term debt, net	—	306,119				(306,119)	4	h	1,036,828	5	d	1,036,828
Deferred income taxes	81	32,129				138,255	4	i				170,465
Other long-term liabilities	13,046	4,864				—						17,910
Total liabilities	114,281	402,367	—			(166,114)			1,044,451			1,394,985

Stockholders’ equity:
Common stock	36	155				(152)	4	j				39
Capital in excess of par value of common stock	622,498	222,371				108,675	4	j				953,544
Retained earnings	471,673	203,862				(249,462)	4	j				426,073
Accumulated other comprehensive income (loss)	4,539	(10,321)				10,321	4	j				4,539
Treasury Stock	(432,054)	—				—						(432,054)
Total stockholders’ equity	666,692	416,067	—			(130,618)			—			952,141
Total liabilities and stockholders’ equity	$780,973	$818,434	$—			$(296,732)			$1,044,451			$2,347,126

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”

CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 2018
(in thousands, except per share amounts)

	Historical
	Cabot Microelectronics	KMG Chemicals
	Year Ended September 30, 2018	Year Ended July 31, 2018	Pro Forma Adjustments for Reclassification	Notes		Pro Forma Adjustments for Acquisition	Notes		Pro Forma Adjustments for Financing	Notes		Pro Forma Combined

Revenue	$590,123	$465,556				—			—			$1,055,679
Cost of goods sold	276,018	267,895	36,439	3	a	13,480	4	k	—			593,832
Gross profit	314,105	197,661	(36,439)			(13,480)			—			461,847
Operating expenses:
Distribution expenses	—	36,439	(36,439)	3	a	—			—			—
Research, development and technical	51,950	—				—			—			51,950
Selling, general and administrative expenses	—	57,900	(57,900)	3	b	—			—			—
Selling and marketing	25,044	—	9,924	3	b	51,939	4	l	—			86,907
General and administrative	76,993	—	47,976	3	b	(3,717)	4	m	—			121,252
Amortization of intangible assets	—	15,123				(15,123)	4	n	—			—
Restructuring charges	—	74				—			—			74
Total operating expenses	153,987	109,536	(36,439)			33,099			—			260,183
Operating income	160,118	88,125	—			(46,579)			—			201,664
Interest expense	2,905	21,529				—			33,302	5	e	57,736
Loss on the extinguishment of debt	—	(6,710)				—			6,710	5	f	—
Derivative fair value gain	—	5,576				—			(5,576)	5	g	—
Other income (expense), net	4,498	(1,063)				—			—			3,435
Income before income taxes	161,711	64,399	—			(46,579)			(32,168)			147,363
Provision for income tax expense (benefit)	51,668	(442)				(12,809)	4	o	(8,846)	5	h	29,571
Net income	$110,043	$64,841	—			(33,770)			(23,322)			$117,792
Basic earnings per share	$4.31	$4.41										$4.09
Weighted average basic shares outstanding	25,518	14,708										28,755
Diluted earnings per share	$4.19	$4.29										$3.99
Weighted average diluted shares outstanding	26,243	15,111										29,480

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated, all dollar amounts and share amounts included within the Notes to Unaudited Pro Forma Condensed Combined Financial Information are presented in thousands, except for per share data.

NOTE 1:  Description of the Transaction and Basis of Pro Forma Presentation

On November 15, 2018, Cabot Microelectronics Corporation completed its acquisition of KMG.  Pursuant to the merger agreement, Merger Sub merged with and into KMG, with KMG becoming a direct, wholly owned subsidiary of the Company.  At the close of the merger, each outstanding share of KMG common stock, par value $0.01 per share, and certain unvested KMG equity awards were automatically converted into the right to receive, without interest, $55.65 in cash and 0.2000 shares of common stock of Cabot Microelectronics, par value $0.001 per share.

Cabot Microelectronics paid $1,205,404 for the aggregate cash portion of the consideration (including repayment of debt), and the remainder of the purchase price was funded with the issuance of Cabot Microelectronics common stock.  Cabot Microelectronics has obtained a $1,065,000 term loan to partially fund the cash portion of the consideration and utilized cash on hand for the remainder of the cash portion of the consideration.  Additionally, Cabot Microelectronics secured a $200,000 revolving credit facility that will provide additional borrowing capacity, if needed.  As of the date of this filing, the revolving credit facility remains undrawn.

The unaudited pro forma condensed combined financial information and related notes were derived from the historical consolidated financial statements of Cabot Microelectronics and KMG.  The unaudited pro forma condensed combined financial information was prepared as a business combination using the acquisition method of accounting pursuant to ASC 805, with Cabot Microelectronics treated as the accounting acquirer.  As a result, Cabot Microelectronics will record the business combination in its financial statements and will apply the acquisition method to account for the assets acquired and liabilities assumed of KMG.  The acquisition method requires the recording of identifiable assets acquired and liabilities assumed at their fair values on the acquisition date and the recording of goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed.  Additionally, the accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Cabot Microelectronics’ financial position or results of operations would have been had the KMG acquisition been consummated on the dates indicated, nor is it necessarily indicative of what Cabot Microelectronics’ financial position or results of operations will be in future periods.  The historical financial information has been adjusted to give effect to the pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results of operations.  Additionally, the unaudited pro forma condensed combined statements of income do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

To prepare the unaudited pro forma condensed combined financial information, Cabot Microelectronics adjusted KMG’s assets and liabilities to their estimated fair values based on valuation procedures performed.  As of the date of this filing, Cabot Microelectronics believes that the valuation procedures provide a reasonable basis for estimating the preliminary fair values of assets acquired and liabilities assumed, but certain items may be subject to change.  Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

The unaudited pro forma condensed combined financial information, and accompanying notes thereto, should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for Cabot Microelectronics and Exhibit 99.1 of this Form 8-K/A for KMG.

Accounting periods presented

Cabot Microelectronics and KMG have different fiscal years.  Cabot Microelectronics’ fiscal year ends on September 30, whereas KMG’s fiscal year ends on July 31.  The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 has been prepared as if the Merger, the borrowings used to finance the Merger and the issuance of Cabot Microelectronics common stock to KMG shareholders occurred on September 30, 2018 and combines Cabot Microelectronics’ balance sheet as of September 30, 2018 with KMG’s balance sheet as of July 31, 2018.  The unaudited pro forma condensed combined statement of income for the year ended September 30, 2018 has been prepared as if the Merger, the borrowings used to finance the Merger, and the issuance of Cabot Microelectronics common stock to KMG shareholders occurred on October 1, 2017 and combine the historical results of Cabot Microelectronics for the year ended September 30, 2018 and the historical results of KMG for the year ended July 31, 2018.

NOTE 2:  Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary fair values of the KMG identifiable assets acquired and liabilities assumed.  The excess of the purchase price over these fair values is recorded to goodwill.  The unaudited pro forma purchase price allocation was based on data that was available as of the date of this filing. The Company is currently conducting additional valuation procedures and any increases or decreases in the fair value of assets acquired or liabilities assumed will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized.  Such adjustments may be material.

The preliminary allocation of total consideration transferred, as if the Merger occurred on September 30, 2018, was as follows:

Assets acquired and liabilities assumed at fair value:	Amount
Cash	$22,660
Net working capital (excluding Inventory)	17,390
Inventory	69,082
Fixed assets	146,668
Other assets/liabilities	(169,538)
Intangible assets	844,800
Goodwill	605,390
Total consideration transferred	$1,536,452

  The following table summarizes the consideration transferred as a result of the Merger:

	Note		Amount
Cash consideration paid for KMG outstanding common stock	2.	a	$877,200
Cash consideration paid for KMG outstanding equity awards	2.	b	23,556
Total cash consideration paid for KMG outstanding common stock and equity awards			900,756
Cash provided to payoff KMG debt	2.	c	304,648
Total cash consideration paid			1,205,404
Fair value of Cabot Microelectronics common stock issued for KMG outstanding common stock	2.	d	322,393
Fair value of Cabot Microelectronics common stock issued for KMG outstanding equity awards	2.d, 2.	e	8,655
Total consideration transferred			$1,536,452

a.	Cash consideration paid for each outstanding share of KMG common stock in the Merger was computed as follows:

Outstanding shares of KMG common stock (as of November 15, 2018)	15,763
Cash consideration paid per KMG common share	$55.65
Cash consideration paid to KMG shareholders	877,186
Cash consideration paid in lieu of fractional shares	14
Cash consideration paid to KMG shareholders (including fractional shares)	$877,200

b.	Cash consideration paid for KMG outstanding equity awards to the extent they were paid in cash under the merger agreement was computed as follows:

Share equivalent of KMG equity awards settled in cash, per the merger agreement	423
Cash consideration paid per KMG common share	$55.65
Cash consideration paid to holders of KMG equity awards	23,554
Cash consideration paid in lieu of fractional shares	2
Cash consideration paid to holders of KMG equity awards (including fractional shares)	$23,556

c.
As part of the Merger, Cabot Microelectronics provided funds to KMG at closing, which KMG used to pay off its outstanding debt balance.  As of the balance sheet date presented, KMG's outstanding debt balance was $312,000.  KMG continued to service its outstanding debt obligations and make payments of principal and interest up to the closing date, which reduced the outstanding principal and interest paid at closing. Accordingly, the cash paid by Cabot Microelectronics at closing to satisfy KMG's outstanding debt obligations was $304,648.

d.	The fair value of Cabot Microelectronics’ common stock issued for KMG’s outstanding common stock (and equity awards entitled to merger consideration) in the Merger was computed as follows:

Outstanding shares of KMG common stock (as of November 15, 2018)	15,763
Exchange ratio (1)	0.2
Shares of Cabot Microelectronics common stock issued for KMG outstanding common stock	3,153
Less fractional shares	1
Shares of Cabot Microelectronics common stock issued for KMG outstanding common stock	3,152

Price per share of Cabot Microelectronics common stock (2)	$102.27
Fair value of Cabot Microelectronics common stock issued for KMG outstanding common stock	$322,393
Share equivalent of KMG equity awards entitled to merger consideration	423
Exchange ratio (1)	0.2
Shares of Cabot Microelectronics common stock issued for KMG outstanding equity awards	85
Price per share of Cabot Microelectronics common stock (2)	$102.27
Fair value of Cabot Microelectronics common stock issued for KMG outstanding equity awards	8,655
Fair value of Cabot Microelectronics common stock issued for KMG outstanding common stock and equity awards	$331,048

(1)	The exchange ratio is equal to 0.2000 per the merger agreement.
(2)
Stock price used in the calculation of fair value of equity securities issued as part of the purchase consideration was based on the closing price of Cabot Microelectronics common stock on November 15, 2018, the Closing Date, in accordance with ASC 805.

e.
Under the merger agreement, vesting of equity awards granted by KMG on or before the date of the merger agreement accelerated upon the closing of the Merger, and those equity award holders received the same acquisition consideration as KMG common stockholders.

NOTE 3:  Presentation reclassifications

Certain reclassifications have been recorded in the unaudited pro forma condensed combined balance sheet and income statement to conform KMG’s financial statement presentation to Cabot Microelectronics’ presentation.  KMG has historically presented certain financial statement line items with different captions than Cabot Microelectronics; however, they represent similar transactions.  These include:  Net sales; Cost of sales; Interest expense, net and Other, net on the statement of income and Trade, net of allowances; Inventories, net; Other assets, net; Accrued expenses, income taxes payable and other current liabilities; Deferred tax liabilities and Additional paid-in capital on the balance sheet.  Cabot Microelectronics has not provided a reclassification adjustment for these items as they represent the same financial statement line item as presented historically by Cabot Microelectronics.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial information for purposes of conforming KMG’s classification of certain assets, liabilities, income and expenses to Cabot Microelectronics’ classification for the combined presentation:

Statements of income
a.
$36,439 of historical KMG Distribution expenses has been reclassified to cost of goods sold for the year ended September 30, 2018.  Under U.S. GAAP, the presentation of these costs is a policy election.

b.
$9,924 of $57,900 of historical KMG Selling, general and administrative expense has been reclassified to Selling and marketing, and the remaining $47,976 has been reclassified to General and administrative expense for the year ended September 30, 2018.

Balance sheet
c.	$9,943 of historical KMG Other receivables has been reclassified to Prepaid expenses and other current assets.
d.	$714 of historical KMG Other long-term assets has been reclassified to Deferred income taxes as an asset.
e.	$7,726 of historical KMG Employee incentive accruals has been reclassified to Accrued expenses, income taxes payable and other current liabilities.

NOTE 4:  Pro Forma Adjustments for Acquisition

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

a.	Cash and cash equivalents

Cash consideration paid for KMG outstanding common stock and equity awards (Note 2)	$900,756
Repayment of KMG debt	312,000
Proceeds from termination of KMG’s interest rate swap	(5,308)
Retention, severance and bonus payments made to KMG personnel	16,450
Combined transaction costs incurred by Cabot Microelectronics and KMG in connection with the Merger	27,131
Pro forma adjustment, Cash and cash equivalents	$1,251,029

b.	Inventories

The $14,864 pro forma adjustment to Inventories represents the preliminary adjustment to mark-up the carrying value of KMG’s inventory to its preliminary estimated fair value.  This adjustment has not been included in the statement of income as an adjustment to cost of goods sold due to the fact that the mark-up is considered as a one-time adjustment and has no ongoing impact on the statements of income of the combined company.

c.	Property, plant and equipment, net

The $29,567 pro forma adjustment to Property, plant and equipment, net represents the preliminary adjustment to adjust the carrying value of KMG’s fixed assets to its preliminary estimated fair value.  The estimated fair value is expected to be depreciated over the estimated useful lives of the assets, generally on a straight-line basis.
The additional depreciation expense results from the step up of the carrying value of KMG’s fixed assets to their estimated fair value. Among KMG’s fixed assets, the useful life ranges from 4 to 10 years for machinery and equipment, and from 10 to 31 years for building and improvements. The weighted average useful life is 6.8 years for all the acquired fixed assets. The fair values and useful lives are preliminary and subject to change once Cabot Microelectronics has sufficient information as to the specific types, nature, age, condition and location of KMG’s fixed assets.  An increase or decrease of 10 percent in fair values would increase or decrease the depreciation expense by approximately $2,168 per annum.

d.	Goodwill

The adjustment reflects a net increase in goodwill of $372,186 consisting of the addition of $605,390 of new goodwill resulting from the Merger, offset by the elimination of $233,204 of historical KMG goodwill.  The $605,390 of merger-related goodwill is based on the preliminary estimates and information summarized in Note 2.

e.	Other intangible assets, net

The net pro forma adjustment of $544,343 reflects the elimination of $300,457 of historical KMG intangible assets, offset by a preliminary fair value estimate of $844,800 in identifiable intangible assets acquired.  The fair value of intangible assets is preliminary and is determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use).  The final fair value determinations for identifiable intangible assets may differ from the preliminary determination, and such differences could be material.

Intangible assets	Estimated Fair Value	Estimated Useful Life
EPA product registration rights – Performance Materials	$2,300	15 years
Trade name – Electronic Chemicals	2,000	1 year
Trade name – Performance Materials	5,000	15 years
Trade name – Performance Materials	46,000	Indefinite life
Technology and know-how – Electronic Chemicals	30,000	9 years
Technology and know-how – Performance Materials	55,500	9-11 years
Customer relationships – Electronic Chemicals	280,000	19 years
Customer relationships – Performance Materials	424,000	15–20 years
Total identifiable intangible assets	844,800
Historical KMG intangible assets	(300,457)
Pro forma adjustment	$544,343

Pro forma amortization of acquired intangible assets was $60,580 for the year ended September 30, 2018.  The amortization of the acquired intangible assets has been prepared to reflect the Merger as if it occurred on October 1, 2017.  For the purposes of the unaudited pro forma condensed combined financial information, the amortization of acquired intangible assets has been assumed to be on a straight-line basis, except for customer relationships.  The amortization of customer relationships is based on an accelerated method, which reflects the pattern in which the economic benefits are consumed.  Cabot Microelectronics is currently in the process of performing the detailed valuation work necessary to finalize the required estimated fair values, estimated lives, and pattern of expected economic benefit associated with the acquired intangible assets.  Finalization of the acquisition accounting may result in material changes in the fair value of these intangible assets and/or the associated amortization expense.  An increase or decrease of 10 percent in fair values would increase or decrease the amortization expense by approximately $6,058 per annum.

The following table shows the amortization of the pro forma balance of the acquired intangible assets for the fiscal years 2019 through 2023, which has been prepared as if the Merger occurred on October 1, 2017:

	2019	2020	2021	2022	2023
Total Amortization	$80,808	$80,119	$72,708	$65,941	$59,056

f. Other long-term assets

The $6,663 adjustment to Other long-term assets includes the termination of KMG’s interest rate swaps, valued at $5,576 as of July 31, 2018, and the write-off of remaining prepaid debt issuance costs of $1,087, both driven by the termination of KMG’s credit facility in connection with the Merger.

g.	Accrued expenses, income taxes payable and other current liabilities

Retention, severance and bonus payments to be made to KMG personnel, net of tax	$6,237
Tax benefit resulting from the combined transaction costs incurred by Cabot Microelectronics and KMG in connection with the Merger and tax effect of the fees associated with terminating KMG’s interest rate swap (1)	(4,487)
Pro forma adjustment, Accrued expenses, income taxes payable and other current liabilities	$1,750

(1) The tax benefit that results from combined transaction costs is calculated only on the costs that are expected to be tax deductible.

h.	Long-term debt, net

Elimination of KMG historical debt, as of July 31, 2018	$(312,000)
Elimination of KMG unamortized issuance costs	5,881
Pro forma adjustment, Long-term debt, net	$(306,119)

i.	Deferred income taxes

The pro forma adjustment of $138,255 in deferred tax liabilities is due to recording the estimated tax impact of pro forma adjustments, which reflects the temporary difference between the preliminary fair value in the purchase price allocation and the carryover tax bases for certain identifiable assets acquired in the Merger, and the reversal of the deferred tax assets related to the vesting of KMG’s restricted stock units.  The pro forma adjustments were tax effected at the applicable blended statutory tax rate of 24% as of September 30, 3018, which reflects the estimated tax rates expected to be in effect when the deferred taxes are reversed in the future.  Adjustments to established deferred tax assets and liabilities due to refined determination of statutory rates as well as the changes in the estimates of the fair values of assets acquired and liabilities assumed occur in conjunction with the finalization of the acquisition accounting, and these changes in estimates could be material.

j.	Stockholders’ equity

Adjustments to Stockholders’ equity include the following:

	Common stock	APIC	Retained earnings	Accumulated other comprehensive loss
Fair value of Cabot Microelectronics common stock issued for KMG common stock	$3	$331,046	$—	$—
Elimination of KMG historical stockholders’ equity	(155)	(222,371)	(203,862)	10,321
Early termination penalty on interest rate swap, net of tax	—	—	(194)	—
Effect of pro forma acquisition related transaction costs and KMG employee payments, including retention, severance and bonus payments	—	—	(45,406)	—
	$(152)	$108,675	$(249,462)	$10,321

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

k.	Cost of goods sold
Year Ended September 30, 2018
Amortization of acquired intangible assets	$8,641
Depreciation of fixed assets fair value adjustment	4,839
Pro forma adjustment, Cost of goods sold	$13,480

l.	Selling and marketing

Pro forma adjustment reflects the amortization of acquired intangible assets of $51,939 for the year ended September 30, 2018.

m.	General and administrative
Year Ended September 30, 2018
Depreciation of fixed assets fair value adjustment	$1,136
Elimination of transaction cost incurred by Cabot Microelectronics as a result of its acquisition of KMG	(3,861)
Elimination of transaction costs incurred by KMG as a result of Cabot Microelectronics’ acquisition of KMG	(992)
Pro forma adjustment, General and administrative	$(3,717)

n.	Amortization of intangible assets

Pro forma adjustment reflects the elimination of KMG’s historical intangible asset amortization of $15,123 for the year ended July 31, 2018.

o. Income tax expense

The pro forma adjustments of $12,809 represent the income tax effect for unaudited pro forma condensed combined statement of income adjustments related to the Merger using the applicable U.S. statutory tax rates 27.5% for the year ended September 30, 2018.  Because the adjustments contained in this unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities and impact due to the Tax Cuts and Jobs Act in the United States (the "Tax Act").

p. Basic and diluted weighted average number of shares outstanding

Pro forma adjustments to basic and diluted weighted average number of shares outstanding reflects a total of 3,237 shares of Cabot Microelectronics common stock issued for KMG outstanding common stock and equity awards entitled to merger consideration.  These 3,237 shares were added to Cabot Microelectronics’ historical basic shares as if they had been issued on October 1, 2017.  See Note 2 for additional discussion.
Year Ended September 30, 2018
Pro forma Net Income attributable to Cabot Microelectronics common shareholders	$117,671
Pro forma basic weighted average number of shares outstanding	28,755
Pro forma Net Income per basic share attributable to Cabot Microelectronics common shareholders	$4.09
Pro forma Net Income attributable to Cabot Microelectronics common shareholders	$117,671
Pro forma diluted weighted average number of shares outstanding	29,480
Pro forma Net Income per diluted share attributable to Cabot Microelectronics common shareholders	$3.99

NOTE 5:  Pro Forma Adjustments for Financing

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Cabot Microelectronics financed the cash portion of the Merger using cash on hand and through debt issuances.  The Company has entered into a credit facility agreement, including a long-term loan in the amount of $1,065,000 with a maturity of seven years, and a revolver in the amount of $200,000 with a maturity of five years, which has not been drawn as of the date of this filing. Cabot Microelectronics paid approximately $21,408 in debt issuance costs.  The unaudited pro forma condensed combined financial information reflects an interest at the 30-day LIBOR rate plus 225 basis points for these new borrowings.

a.	Cash and cash equivalents

Net pro forma adjustment of $1,043,592 reflects the proceeds from issuance of debt in the amount of $1,065,000, less payment of debt issuance costs of $21,408.

b.	Prepaid expenses and other current assets

Pro forma adjustment of $859 reflects the unamortized debt issuance costs related to the new revolver of $859.

c.	Current portion of long-term debt, net

Cabot Microelectronics proceeds from issuance of debt	$1,065,000
Debt amortization in first year	1%
Pro forma adjustment for financing, Current portion of long-term debt	$10,650
Less debt issuance cost, current portion	(3,027)
Pro forma adjustment for financing, Current portion of long-term debt, net	$7,623

d.	Long-term debt, net

Long term portion of debt issuance	$1,054,350
Less debt issuance cost, long term	(17,522)
Pro forma adjustment for financing, Long-term debt, net	$1,036,828

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

e.
The following adjustments to interest expense reflect the financing debt issuance as well as the payoff of KMG debt and termination of the related interest rate swap at the time of closing.  As a result of financing activities, on the terms below, the unaudited pro forma condensed combined financial statements result in an (i) increase in interest expense of $51,247 for the year ended September 30, 2018, reflecting interest expense related to the new financing referenced below, (ii) increase to interest expense reflecting amortization of deferred financing cost and commitment fees of $3,785 for the year ended September 30, 2018, associated with debt issuance and replacement facility, (iii) the elimination of $21,529 of interest and amortization related to KMG debt for the year ended September 30, 2018.  The following tables show the assumed interest expense, interest rates and terms of the debt issuance and replacement credit facility obtained by Cabot Microelectronics based on the terms of the merger financing at the prevailing rates at the date of filing:

		For the Year Ended September 30, 2018
New Financing	Borrowings	Interest Expense	Commitment Fee on Undrawn Portion	Deferred Cost Amortization	Total Increase to Interest Expense
Revolving Credit Facility	$—	$—	$586	$172	$758
Term Loan B	1,065,000	51,247	—	3,027	54,274
	$1,065,000	$51,247	$586	$3,199	$55,032
Eliminate KMG Interest Expense					$(21,529)
Eliminate Non-use fee on existing Cabot Microelectronics credit facility					(201)
Net change in Interest expense, net					$33,302

The interest expense is calculated using the 30-day LIBOR plus 225 basis points.  For the purposes of the unaudited pro forma condensed combined financial information, an estimated interest rate of 4.8% has been assumed for purposes of calculating the interest expense disclosed in the table above.  If LIBOR were to increase or decrease by 0.125%, interest expense would increase or decrease by $1,326 for the twelve months ended September 30, 2018, respectively.

f.	Loss on the extinguishment of debt

The pro forma adjustment of $6,710 reflects the elimination of KMG’s loss on the extinguishment of debt for the twelve months ended September 30, 2018.

g.	Derivative fair value gain

The pro forma adjustment of $5,576 reflects the elimination of KMG’s derivative fair value gain for the year ended September 30, 2018.

h.	Income tax expense

The pro forma adjustment of $8,846 represents the income tax effect for unaudited pro forma condensed combined statement of income adjustments related to the Merger using the applicable U.S. statutory tax rate of 27.5% for the year ended September 30, 2018.  Because the adjustments contained in this unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities and impact due to the Tax Act.